UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2014

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2014, U.S. Auto Parts Network, Inc. (the “Company”) entered into a Board Candidate Agreement (the “Agreement”) with Timothy Maguire, Maguire Financial, LP (the “Partnership”) and Maguire Asset Management, LLC (together with Mr. Maguire and the Partnership, “Maguire”).

Under the Agreement, the Company has agreed to work collaboratively with Maguire for a period of 90 days to attempt to identify and vet a suitable candidate for appointment to the Company’s Board of Directors (the “Board”) as the Company’s ninth director, through a process conducted, and based on criteria established, by the Nominating and Corporate Governance Committee of the Board (the candidate selected by this process, if any, the “Selected Candidate”). If, after such 90-day period, the Company and Maguire are unable to identify a suitable candidate for appointment to the Board, the Company has agreed to appoint Mr. Maguire to the Board. The Company has also agreed that from the date of the Agreement through the date that is six months after the date on which the Selected Candidate is appointed to the Board, the Company will not increase the size of the Board above nine directors. Furthermore, if at any point in time Maguire fails to beneficially own more than 4% of the Company’s outstanding voting capital stock, the rights and obligations set forth above shall automatically terminate (such event, a “Termination Event”).

Additionally, under the Agreement, Maguire has agreed to vote all shares beneficially owned by Maguire on each director nominee presented for a vote who has been recommended by the Board and has agreed not to provide assistance with any vote to be taken by the Company’s stockholders that has not been formally recommended by the Board (collectively, the “Obligations”). Pursuant to the Agreement, the Obligations begin on the date of the Agreement and shall end on the earliest to occur of (i) the date that is 30 calendar days prior to the deadline established pursuant to the Company’s bylaws for the submission of stockholder nominations for the Company’s 2016 Annual Meeting of Stockholder (the “2016 Meeting”), (ii) the date on which a Termination Event occurs if a Selected Candidate has not then been appointed to the Board, and (iii) if a Termination Event occurs and a Selected Candidate has been appointed to the Board, the date on which such Selected Candidate ceases to serve as a director for any reason; provided, however, that if the Selected Candidate is nominated by the Board for re-election as a director of the Company at the 2016 Meeting and is included as a nominee in the Company’s proxy statement for the 2016 Meeting, the Obligations shall thereafter be extended and will expire on the day immediately following the 2016 Meeting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 99.1. The press release announcing the execution of the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Board Candidate Agreement dated March 20, 2014 by and among the Company, Timothy Maguire, Maguire Financial, LP and Maguire Asset Management, LLC.

99.2	Press Release dated March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: March 24, 2014	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel